UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021 (June 26, 2020)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13th Floor, Building B1, Wisdom Plaza Qiaoxiang Road, Nanshan District Shenzhen, Guangdong, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-86961405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE.

On June 26, 2020, Fortune Valley Treasures, Inc. (“FVTI” or the “Company”) filed a Form 8-K (the “Original 8-K”), reporting the entry of an equity interest transfer agreement (“Original Agreement”) with Dongguan Xixingdao Technology Co., Ltd., a company engaged in the business of drinking water distribution and delivery (“Xixingdao”), and Xixingdao’s shareholders for the purchase of 90% of Xixingdao’s equity interest. The Company filed a Current Report on Form 8-K/A on December 28, 2020 to (1) amend and supplement Item 1.01 of the Original 8-K with the disclosure of an amendment to the Original Agreement (the “Amendment”); (2) announce the closing and completion of the equity transfer as contemplated in the Original Agreement and Amendment on December 28, 2020; and (3) provide additional historical financial statements for Xixingdao and pro forma financial information for the Company and Xixingdao.

This Current Report on Form 8-K/A is to include the nine (9) months ended September 30, 2020 and 2019 reviewed financial statements.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Original Agreement and Amendment described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

EQUITY INTEREST TRANSFER AGREEMENT

As previously disclosed on the Current Report on Form 8-K, on June 22, 2020, FVTI, along with Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd., a company incorporated in China and a wholly-owned subsidiary of FVTI (“QHDX”), entered into the Original Agreement with Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”), a company incorporated in China, and the two shareholders of Xixingdao, who collectively own 100% equity interest of Xixingdao (the “Sellers”). Xixingdao is engaged in the business of drinking water distribution and delivery in Dongguan City, Guangdong Province, China.

Pursuant to the Original Agreement, QHDX agreed to purchase 90% of Xixingdao’s equity interest (the “Equity Transfer”) from the Sellers in consideration of shares of FVTI’s common stock (“Issuable Shares”). The completion of the registration of the Equity Transfer with local government authorities (the “Closing”) is subject to satisfaction of all the closing conditions (unless waived), including, but not limited to, (a) completion of due diligence review of Xixingdao to the satisfaction of QHDX, (b) completion of the initial draft of the audited financial statements of Xixingdao for the fiscal year ended December 31, 2019, and (c) execution of non-competition agreements and confidentiality agreements with the senior management members of Xixingdao.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto. Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “our” “us” and other similar terms refer to Xixingdao.

Results of Operations of Period from May 31, 2019 to December 31, 2019

2019

Net revenues	$585,454
Cost of revenues	291,784
Gross profit	293,670

Operating expenses:
Selling and marketing expenses	12,812
General and administrative expenses	49,639
62,451
Operating income	231,219

Interest expense	31

Earnings before tax	231,188

Income tax	16,655

Net income	$214,531

Other comprehensive income:
Foreign currency translation income	(2,516)
Comprehensive income	$212,017

Revenue

Net revenues totaled $585,454 for the period from May 31, 2019 to December 31, 2019. The reason for the increase was commencement of sales of water and beverages by the Company.

Cost of revenue

Cost of revenue totaled $291,784 for the period from May 31, 2019 to December 31, 2019. The reason for the increase in cost of revenue was commencement of new business activities and related costs by the Company.

Gross profit

Gross profit was $293,670 for the period from May 31, 2019 to December 31, 2019. This represents approximately a 50% gross profit margin.

Operating expenses

General and administrative expenses totaled $62,451 for the period from May 31, 2019 to December 31, 2019. The main reason was the increase in regular business activities, including sales of water products by the Company.

Net income

Net income totaled $214,531 for the period from May 31, 2019 to December 31, 2019. This was a result of the Company’s commencement of new business activities.

Liquidity and Capital Resources as of December 31, 2019

Working capital

	As of December 31,
	2019	2018	Change
Total current assets	$32,634	$-	$32,634
Total current liabilities	128,955	-	128,955
Working capital deficit	(96,321)	-	(96,321)

As of December 31, 2019, we had cash and cash equivalents in the amount of $3. We financed our operations primarily though borrowings from related parties. The change in working capital was primarily from an increase in due to related party of $48,593.

Cash Flows for the period from May 31, 2019 to December 31, 2019

	Period ended December 31,
	2019	2018	Change
Cash flows generated in operating activities	$233,744	$-	$233,744
Cash flows used in investing activities	(282,911)	-	(282,911)
Cash flows provided by financing activities	49,169	-	49,169
Net increase in cash during period	$2	$-	$2

Cash Flow from Operating Activities

Cash flow generated in operating activities for the period from May 31, 2019 to December 31, 2019 was $233,744. This was the result of the initial recognition of depreciation and amortization of $334, an increase in inventory of $33,019, an increase in accounts payable of $17,215, and an increase in taxes payable $34,290. These increases are the result of the Company’s first year of operations.

Cash Flow in Investing Activities

Cash flow used in investing activities was $282,911 for the period from May 31, 2019 to December 31, 2019. The increase in net cash flow used was for the security deposits for bottles as a requirement set forth by the Company’s suppliers.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $49,169 for period from May 31, 2019 to December 31, 2019. This increase was the result of advances from related parties to finance the business.

Results of Operations for the Six Months ended September 30, 2020 Compared to the Period from May 31, 2019 to September 30, 2019:

	2020 (Unaudited)	2019 (Unaudited)	Change

Net revenues	$450,412	$22,001	$428,411
Cost of revenues	265,485	20,830	244,655
Gross profit	184,927	1,171	110,094

Selling, general and administrative expenses	126,541	16,504	110,037

Other Income (Expenses)	9,299	-	9299

Profit /Loss before tax	67,685	(15,316)	83,001

Income tax	3,415	-	3,415

Net Income/loss	$64,270	$(15,316)	$79,586

Other comprehensive income:
Foreign currency translation income	7,820	0	7,820

Comprehensive Income/loss	$72,090	$(15,316)	$87,406

Revenue

Net revenues totaled $450,412 for the nine months ended September 30, 2020 as compared to $22,001 for the period from May 31, 2019 to September 30, 2019, reflecting an increase of $428,411. The increase is the result of the Company’s continued efforts to increase top line sales of water and beverages from the Company’s year of inception to its second year of operation.

Cost of revenue

Cost of revenue totaled $265,485 for the nine months end September 30, 2020, as compared to $20,830 for the period from May 31, 2019 to September 30, 2019. The increase $244,655 is concurrent with the increase top line sale for the same period. The overall increase in cost of revenue was related to the general increase in sales activity.

Gross profit

Gross profit was $184,927 for the nine months ended September 30, 2020 which reflects a 41.06% gross profit margin. Gross profit was $1,171 for the period from May 31, 2019 to September 30, 2019. Gross profit margins increased when the periods are compared to each other, but they have yet to show consistency over time, given the amount time measured is still relatively short.

Operating expenses

Selling, general and administrative expenses totaled $126,541 for the nine months ended September 30, 2020 as compared to $16,504 for the period from May 31, 2019 to September 30, 2019. These expenses increased by $110,037, which primarily reflects the Company continued effort to ramp up operations from year one to year two.

Net Income/Loss

Net Income totaled $64,270 for the nine months ended September 30, 2020 compared to loss of $15,316 for the period from May 31, 2019 to September 30, 2019. The increase loss comes as the result of the increased business activities not yet reaching economies of scale when covering overhead that is included in selling, general and administrative expenses.

Liquidity and Capital Resources

Working capital as September 30, 2020

	September 30, 2020	September 30, 2019	Change
Total current assets	$158,620	$10,048	$148,572
Total current liabilities	190,851	28,504	162,347
Working capital deficit	(32,231)	(18,456)	13,775

As of September 30, 2020, we had cash and cash equivalents in the amount of $8,903. We financed our operations primarily though borrowings from related parties. The change in working capital was primarily from an increase in due from related party of $95,083 for the nine months ended September 30, 2020.

Cash Flows for the nine months ended September 30, 2020 and for the period from May 31, 2019 to September 30, 2019

	2020	2019	Change
Cash flows generated in operating activities	$(35,340)	$74,525	$(42,865)
Cash flows used in investing activities	-	(3,249)	3,249
Cash flows provided by financing activities	43,993	-	43,993
Net increase in cash during period	$8,652	$4,226	$4,426

Cash Flow from Operating Activities

Cash flow used in operating activities for the nine months ended September 30, 2020 was $35,340. This is the result of an increase in advance to suppliers of $29,221, an increase in accounts receivable of $39,816, an increase in inventory of $36,027, an increase in accounts payable of $31,722, a decrease in taxes payable of $26,947, and a decrease in customer deposits of $386. The use of cash reflects the Company efforts to ramp up business by selling on account and holding inventory to meet the future demand of customers.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $43,933 for the nine months ended September 30, 2020. This increase was the result of advances from related parties to finance the business.

Critical Accounting Policy and Estimates

In the ordinary course of business, we make a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with U.S. generally accepted accounting principles. We base our estimates on historical experience, when available, and on other various assumptions that are believed to be reasonable under the circumstances. Actual results could differ significantly from those estimates under different assumptions and conditions.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements, including Balance Sheet as of December 31, 2019, the related Statement of Income and Comprehensive Income for the period from May 31, 2019 (inception) to December 31, 2019, the related Statement of Changes Stockholders’ Equity as of and for the period from May 31, 2019 (inception) to December 31, 2019, and the related Statement of Cash Flow for the period from May 31, 2019 (inception) to December 31, 2019, are filed as Exhibit 99.1 to this amendment.

(b) Pro Forma Financial Information.

The unaudited Pro Forma Combined Financial Statements, including Balance Sheet and Statement of Operations and Comprehensive Loss, are filed as Exhibit 99.2 to this amendment.

The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions taken place on the assumed date; nor is it indicative of the future consolidated results of operations or financial position of the combined companies.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Audited Financial Statements of Xixingdao as of December 31, 2019
99.2	Reviewed Financial Statements of Xixingdao as of September 30, 2020
99.3	Unaudited Pro Forma Combined Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 22, 2021

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yumin Lin
Name:	Yumin Lin
Title:	Chief Executive Officer, President and Secretary